UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2021

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 5: CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Shareholders

Power REIT’s (the “Trust”) 2021 Annual Meeting of shareholders was held on May 26, 2021. For more information on the following proposals, see the trust’s proxy statement dated May 7, 2021, the relevant portions of which are incorporated herein by reference.

Below are the final voting results.

1) Shareholders elected each of the five nominees to the Board of Trustees for a one-year term.

	For	Withheld
David H. Lesser	1,490,629	11,257
Virgil E. Wenger	1,492,933	8,953
Patrick R. Haynes, III	1,172,959	328,927
William S. Susman	1,166,303	335,583
Paula J. Poskon	1,498,450	3,436

2) Shareholders ratified MaloneBailey LLP as the Trust’s independent audit firm for 2021.

For	Against	Abstain
2,287,656	7,822	3,822

3) Shareholders approve on an advisory basis, the compensation of our named executive officers.

For	Against	Abstain
1,470,005	25,327	6,554

4) Shareholders recommend, on an advisory basis, a three-year frequency for holding an advisory vote of executive compensation.

1 Year	2 Years	3 Years
657,679	15,015	822,726

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2021

Power REIT

By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary, & Treasurer